Exhibit 99.1

NEWS RELEASE

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports Increase in Net Investment Income

for First Quarter 2025

●	Total investment income was $2.0 million, a 3% decrease from the prior-year period, primarily due to the repayment of three debt instruments, partially offset by higher fee income

●	Total expenses declined 36% year-over-year, reflecting lower interest expense from reduced debt levels and a capital gains incentive fee adjustment

●	Net investment income grew 45% to $1.2 million, or $0.42 per share

●	Net asset value per share (“NAV”) was $21.99 compared with $25.31 at year-end 2024; reflecting the issuance of additional shares as part of the 2024 fourth quarter dividend

●	Repaid revolver debt during the quarter; ended the first quarter of 2025 with over $22 million in available credit capacity and $4.9 million in cash

●	Realized gain of $925,000 during the quarter from portfolio redemptions

●	Declared quarterly dividend of $0.29 per share for second quarter 2025

BUFFALO, NY, May 5, 2025 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the first quarter ended March 31, 2025.

“Our first quarter results reflect the strength of our operating model, disciplined expense management, including reduced interest expense due to lower debt, and a solid foundation for continued execution,” said Daniel P. Penberthy, President and Chief Executive Officer of Rand. “We delivered a 45% increase in net investment income over the prior year-period, despite a modest decline in total investment income due to the early repayment of three debt instruments. At the same time, we continued to closely monitor the ongoing macroeconomic and operational challenges that some of our portfolio companies are navigating. While we are well positioned to execute our strategy, we are also seeing a slowdown in new investment opportunities, influenced by broader economic and political uncertainties. We remain optimistic that these conditions will improve in the coming quarters. In the meantime, our strong balance sheet, with nearly $5 million in cash and over $22 million in available credit capacity, ensures we are prepared to capitalize when the environment becomes more favorable. We believe these conditions may ultimately lead to stronger longer-term outcomes.”

First Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income of $2.0 million decreased $59,000, or 3%, which reflected lower dividend income combined with an 8% reduction of interest income from portfolio companies given the repayment of three debt instruments during the first quarter. Partially offsetting was an increase in non-recurring fee income, which represented 15% of total investment income in the first quarter of 2025 compared with 5% in the prior-year period.

●	Total expenses decreased 36% to $791,000 compared with $1.2 million in the same period last year. The decline was primarily driven by a $354,000 reduction in interest expense due to lower outstanding debt levels. In addition, management fees contributed to the year-over-year improvement, including a $75,000 capital gains incentive fee credit in the recent period versus a $112,000 expense in the first quarter of 2024, and a $50,000 reduction in base management fees following portfolio company principal repayments. These benefits were partially offset by the accrual of a $120,000 income-based incentive fee in the first quarter of 2025, reflecting improved operating performance and fund profitability, while no such fee was incurred in the prior-year period.

Rand Capital Reports Increase in Net Investment Income for First Quarter 2025

May 5, 2025

●	Adjusted expenses, which exclude capital gains incentive fees, and is a non-GAAP financial measure, were $866,000 compared with $1.1 million in the first quarter of 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income increased 45% to $1.2 million, or $0.42 per share, compared with $840,000, or $0.33 per share, in the first quarter of 2024. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual expense, was $0.40 per share, up 8% from $0.37 per share in last year’s first quarter. The first quarter of 2025 per share amounts were computed using 2,869,339 weighted average shares outstanding, reflecting a higher number of shares outstanding following the fourth quarter 2024 dividend that was paid in part using shares of common stock, as compared with 2,581,021 weighted average shares outstanding for the first quarter of 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

Portfolio and Investment Activity

As of March 31, 2025, Rand’s portfolio included investments with a fair value of $62.2 million across 19 portfolio businesses. This was a decrease of $8.7 million, or 12%, from December 31, 2024, primarily due to loan repayments. The portfolio was comprised of approximately 72% debt investments and 28% equity investments at March 31, 2025. The annualized weighted average yield of debt investments, which includes PIK interest, was 12.2% at March 31, 2025, compared with 13.8% at the end of 2024.

First Quarter 2025:

●	Funded a follow-on debt investment of $375,000 in ITA Acquisition, LLC. Rand’s total debt and equity investment in ITA had a fair value of $2.0 million at quarter-end.

●	Exited investment in Mattison Avenue Holdings LLC, receiving full repayment of a $5.6 million debt instrument.

●	Exited investment in Pressure Pro, Inc., receiving full repayment of a $1.7 million debt instrument. As part of the exit, Rand sold its warrants, generating a realized gain of $870,000.

●	Exited investment in HDI Acquisition LLC, receiving full repayment of a $1.1 million debt instrument.

Liquidity and Capital Resources

Rand ended the quarter with $4.9 million in cash, up from $835,000 at year-end 2024. The Company fully repaid its outstanding borrowings of $600,000 on its senior secured revolving credit facility, resulting in no debt outstanding thereunder as of March 31, 2025.

The Company did not repurchase any outstanding common stock during the first quarter of 2025. Rand’s Board of Directors renewed the share repurchase program authorizing the purchase of up to $1.5 million in additional Rand common stock. The shares may be repurchased from time to time in the open market and in accordance with applicable regulations of the Securities and Exchange Commission. The stock repurchase program does not obligate the Company to purchase any shares, and the timing and exact amount of any repurchases will depend on various factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements and other factors. The renewed stock repurchase program expires on April 23, 2026, and may be suspended, terminated or amended by the Board at any time prior to the expiration date.

Rand Capital Reports Increase in Net Investment Income for First Quarter 2025

May 5, 2025

Dividends

On March 3, 2025, Rand declared its regular quarterly cash dividend of $0.29 per share, which was paid during the first quarter to shareholders of record as of March 14, 2025. While the regular per share dividend was unchanged, the total dollar amount of the distribution increased due to the approximately 389,000 shares issued in January 2025 as part of the fourth quarter 2024 dividend.

On April 30, 2025, Rand declared its regular quarterly cash dividend of $0.29 per share, payable on or about June 13, 2025, to shareholders of record as of May 30, 2025.

Webcast and Conference Call

Rand will host a conference call and webcast on Monday, May 5, 2025, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investors” where the replay will also be available.

A telephonic replay will be available from 5:30 p.m. ET on the day of the call through Monday, May 19, 2025. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13752618. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital Corporation (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand primarily invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: randcapital.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Alliance Advisors IR
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@allianceadvisors.com cmychajluk@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports Increase in Net Investment Income for First Quarter 2025

May 5, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Investments at fair value:
Control investments (cost of $6,563,940 and $6,188,940, respectively)	$2,000,000	$2,500,000
Affiliate investments (cost of $44,450,751 and $42,488,804, respectively)	52,490,162	51,668,144
Non-Control/Non-Affiliate investments (cost of $9,743,250 and $19,442,491, respectively)	7,667,201	16,649,897
Total investments, at fair value (cost of $60,757,941 and $68,120,235, respectively)	62,157,363	70,818,041
Cash	4,933,269	834,805
Interest receivable (net of allowance of $25,337 and $0, respectively)	223,273	357,530
Prepaid income taxes	339,237	329,365
Deferred tax asset, net	4,886	2,161
Other assets	163,402	115,531
Total assets	$67,821,430	$72,457,433
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$545,838	$2,182,846
Accounts payable and accrued expenses	45,676	92,568
Line of credit	—	600,000
Capital gains incentive fees	1,490,000	1,565,000
Deferred revenue	428,663	516,441
Dividend payable	—	2,168,058
Total liabilities	2,510,177	7,124,913

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 3,037,709 at 3/31/25 and 2,648,916 at 12/31/24; shares outstanding: 2,969,814 at 3/31/25 and 2,581,021 at 12/31/24	303,771	264,892
Capital in excess of par value	64,051,504	55,419,620
Stock dividends distributable: 0 shares at 3/31/25 and 388,793 shares at 12/31/24	—	8,672,231
Treasury stock, at cost: 67,895 shares at 3/31/25 and 12/31/24	(1,566,605)	(1,566,605)
Total distributable earnings	2,522,583	2,542,382
Total stockholders’ equity (net assets) (per share – 3/31/25: $21.99; 12/31/24: $25.31)	65,311,253	65,332,520
Total liabilities and stockholders’ equity (net assets)	$67,821,430	$72,457,433

Rand Capital Reports Increase in Net Investment Income for First Quarter 2025

May 5, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31, 2025	Three months ended March 31, 2024
Investment income:
Interest from portfolio companies:
Control investments	$—	$187,483
Affiliate investments	1,282,859	1,166,085
Non-Control/Non-Affiliate investments	394,307	460,080
Total interest from portfolio companies	1,677,166	1,813,648
Interest from other investments:
Non-Control/Non-Affiliate investments	10,383	1,914
Total interest from other investments	10,383	1,914
Dividend and other investment income:
Affiliate investments	13,125	13,125
Non-Control/Non-Affiliate investments	—	138,710
Total dividend and other investment income	13,125	151,835
Fee income:
Control investments	4,516	4,516
Affiliate investments	131,755	73,720
Non-Control/Non-Affiliate investments	170,959	21,586
Total fee income	307,230	99,822
Total investment income	2,007,904	2,067,219
Expenses:
Base management fee	252,208	302,595
Income based incentive fees	119,673	—
Capital gains incentive fees	(75,000)	112,300
Interest expense	36,486	390,020
Professional fees	208,842	232,307
Stockholders and office operating	90,763	69,028
Directors’ fees	63,850	63,850
Administrative fees	48,750	38,167
Insurance	13,162	13,044
Corporate development	6,994	5,545
Bad debt expense	25,337	—
Total expenses	791,065	1,226,856
Net investment income before income taxes:	1,216,839	840,363
Income tax (benefit) expense	(1,276)	778
Net investment income	1,218,115	839,585
Net realized gain on sales and dispositions of investments:
Affiliate investments	925,357	—
Non-Control/Non-Affiliate investments	(25)	3,450,092
Net realized gain on sales and dispositions of investments	925,332	3,450,092
Net change in unrealized appreciation/depreciation on investments:
Control investments	(875,000)	—
Affiliate investments	(423,384)	(100,000)
Non-Control/Non-Affiliate investments	—	(2,790,296)
Change in unrealized appreciation/depreciation before income taxes	(1,298,384)	(2,890,296)
Deferred income tax expense	3,616	—
Net change in unrealized appreciation/depreciation on investments	(1,302,000)	(2,890,296)
Net realized and unrealized (loss) gain on investments	(376,668)	559,796
Net increase in net assets from operations	$841,447	$1,399,381
Weighted average shares outstanding	2,869,339	2,581,021
Basic and diluted net increase in net assets from operations per share	$0.29	$0.54

Rand Capital Reports Increase in Net Investment Income for First Quarter 2025

May 5, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets

(Unaudited)

	Three months ended March 31, 2025	Three months ended March 31, 2024
Net assets at beginning of period	$65,332,520	$60,815,213
Net investment income	1,218,115	839,585
Net realized gain on sales and dispositions of investments	925,332	3,450,092
Net change in unrealized appreciation/depreciation on investments	(1,302,000)	(2,890,296)
Net increase in net assets from operations	841,447	1,399,381
Declaration of dividend	(862,714)	(645,255)
Net assets at end of period	$65,311,253	$61,569,339

Rand Capital Reports Increase in Net Investment Income for First Quarter 2025

May 5, 2025

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any (credits)/expenses for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended March 31, 2025	Three months ended March 31, 2024

Total expenses	$791,065	$1,226,856
Exclude (credits)/expenses for capital gains incentive fees	(75,000)	112,300
Adjusted total expenses	$866,065	$1,114,556

Reconciliation of GAAP Net Investment Income per Share to

Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any (credits)/expenses for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The first quarter 2025 per share amounts were computed using 2,869,339 weighted average shares outstanding, reflecting a higher number of shares outstanding following the fourth quarter 2024 dividend that was paid in part using shares of common stock, as compared with 2,581,021 weighted average shares outstanding for the first quarter of 2024.

	Three months ended March 31, 2025	Three months ended March 31, 2024

Net investment income per share	$0.42	$0.33
Exclude (credits)/expenses for capital gains incentive fees per share	(0.02)	0.04
Adjusted net investment income per share	$0.40	$0.37

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